UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2009
Date of Report (Date of earliest event reported)

BIONOVO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33498	20-5526892
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

5858 Horton Street, Suite 400, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 601-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, we received a letter from The NASDAQ Stock Market stating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because we failed to maintain a minimum bid price of $1.00 per share.  NASDAQ has granted us a period of 180 calendar days, or until March 15, 2010, to regain compliance.  If, at anytime before March 15, 2010, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ has stated that it will provide us with written notification that compliance with the listing rule has been regained.

In the event we do not regain compliance with the listing rule prior to the expiration of the compliance period, we will receive written notification from NASDAQ that our securities are subject to delisting.  Alternatively, we may be eligible for an additional grace period if we meet NASDAQ Capital Market initial listing standards, with the exception of the bid price requirement.  If we meet the initial listing criteria, NASDAQ has stated that it will notify us that we have been granted an additional 180-day compliance period.

We intend to use our best efforts to regain compliance with NASDAQ's minimum bid requirement and expect that our shares will continue to be listed on The Nasdaq Capital Market during this process under the symbol “BNVI.”

A copy of the press release disclosing our receipt of the NASDAQ letter is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number

99.1	Press release from Bionovo, Inc., dated September 21, 2009, entitled “Bionovo Notified by NASDAQ of Minimum Bid Price Deficiency”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionovo, Inc.

Date: September 21, 2009	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release from Bionovo, Inc., dated September 21, 2009, entitled “Bionovo Notified by NASDAQ of Minimum Bid Price Deficiency”